Exhibit 4.1

CUSIP No. 316773CP3

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Fifth Third Bancorp or its agent for registration or transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

FIFTH THIRD BANCORP

4.30% Subordinated Notes due 2024

THIS SECURITY IS NOT A DEPOSIT AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

No. 1	$500,000,000.00

Fifth Third Bancorp, a corporation duly organized and existing under the laws of Ohio (herein called the “Company”, which term includes any successor Person under the Indenture referred to hereinafter), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of Five Hundred Million Dollars ($500,000,000.00) on January 16, 2024 (the “Maturity Date”), and to pay interest thereon from November 20, 2013 (the “Original Issue Date”) or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on January 16 and July 16 in each year, commencing July 16, 2014 (each, an “Interest Payment Date”), at the rate of 4.30% per annum, until the principal hereof is paid or made available for payment; provided that any principal (and premium, if any) and any installment of interest, which is overdue shall bear interest at the rate of 4.30% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to hereinafter, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. “Business Day” means any day that is not a Saturday or Sunday, and that is not a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture referred to hereinafter.

Interest payable of this Security on any Interest Payment Date, redemption date, or on the Maturity Date will include interest accrued from, and including, the preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from, and including, the Original Issue Date specified above, if no interest has been paid or duly provided for, as the case may be) to, but excluding, such Interest Payment Date, redemption date, or the Maturity Date, as the case may be. Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the United States, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated by the Person entitled thereto as specified in the Securities Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture referred to hereinafter to or be valid or obligatory for any purpose.

[Signature on Next Page]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: November 20, 2013	FIFTH THIRD BANCORP

	By:	/s/ Tayfun Tuzun
Tayfun Tuzun
Executive Vice President and Chief Financial Officer

Attest:

By:	/s/ James R. Hubbard
	Name:	James R. Hubbard
	Title:	Senior Vice President and Chief Legal Officer

[Signature Page to Note 1]

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the Indenture referred to hereinafter.

Wilmington Trust Company, As Trustee

By:	/s/ Michael Wass
Authorized Officer

Dated:	November 20, 2013

[Reverse of Security]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an indenture, dated as of May 23, 2003 (the “Original Indenture”), between the Company and Wilmington Trust Company, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), as supplemented by a First Supplemental Indenture between the Company and the Trustee dated as of December 20, 2006 (the “First Supplemental Indenture” and together with the Original Indenture herein called the “Indenture”), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Indebtedness and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof. The Company may, without notice to or the consent of any Holder, issue additional Securities having the same ranking, interest rate, maturity and other terms as the Securities of this series, except for the Original Issue Date, the issue price and the initial Interest Payment Date; provided, that any such additional Securities are fungible for U.S. federal income tax purposes with the Securities. Any such additional Securities may be considered to be part of this series of Securities. The Company may, without notice to or the consent of any Holder, issue or incur Senior Indebtedness.

The Company covenants and agrees, and each Holder of a Security of this series, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner set forth in Article Fourteen of the Indenture, the indebtedness represented by the Securities of this series and the payment of principal of (and premium, if any) and interest on each and all of the Securities of this series are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness as provided in such Article.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture. Notwithstanding any additional conditions provided for in the Indenture in connection with defeasance and discharge, it shall be a condition of such defeasance and discharge that an Officer’s Certificate be delivered to the effect set forth in Section 1304(2)(B) of the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

There is no sinking fund for the Securities.

The Securities are not subject to repayment at the option of the Holders of the Securities at any time prior to the Maturity Date.

The Securities shall not be redeemable at the option of the Company prior to their stated maturity except under the following circumstance:

(a) The Securities may be redeemed, in whole or in part, at the option of the Company on or after the date that is thirty (30) days prior to the maturity date for the Securities at a redemption price equal to 100% of the principal amount of such Securities, plus accrued and unpaid interest to, but excluding the date fixed for redemption. The principal amount of any Securities remaining outstanding after redemption in part shall be $2,000 and any integral multiple of $1,000 in excess thereof; or

(b) The Company may redeem the Securities in whole, but not in part, at the Company’s option prior to the Maturity Date at a redemption price equal to 100% of the principal amount of the Securities together with accrued but unpaid interest to, but excluding, the date fixed for redemption, if a regulatory event occurs that precludes the Securities from being included in the Company’s Tier 2 capital. A “regulatory event” means the Company’s good faith determination that, as a result of (i) any change in or amendment to the laws (or any regulations promulgated under those laws) of the United States or any political subdivision thereof that is enacted or becomes effective after the issuance of Securities (ii) any proposed change in those laws or regulations that is announced after the initial issuance of the Securities; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the issuance of the Securities, there is more than an insubstantial risk that the Company will not be entitled to treat the full principal amount of the Securities as “Tier 2 capital” (or its equivalent) of the Company for purposes of the capital adequacy guidelines of the Board of Governors of the Federal Reserve (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency), as then in effect and applicable, for as long as the Securities are outstanding.

(c) Any redemption by the Company as provided herein shall be conducted in accordance with the provisions of Article Eleven of the Indenture, provided that, if any provision of Article Eleven conflicts with any provision of this Security, the terms of this Security shall control with respect to such conflict.

The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York.